Exhibit 99.3

FCB Corporation

Unaudited Consolidated Financial Statements

As of and For the Three Months Ended

March 31, 2020

FCB Corporation

Unaudited Financial Statements

FCB Corporation

Unaudited Consolidated Balance Sheet

(Dollars in thousands, except share data)

March 31, 2020

Assets
Cash and due from banks	$12,062
Interest-bearing deposits in financial institutions	42,023

Total cash and cash equivalents	54,085

Certificates of deposit with other banks	11,532
Securities available-for-sale, at fair value	76,040
Loans	316,266
Less allowance for loan losses	(4,384)

Loans, net	311,882

Premises and equipment, net	10,031
Restricted equity securities	1,090
Accrued interest receivable	1,769
Other real estate owned, net	321
Other assets	14,962

Total assets	$481,712

Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$87,232
Interest-bearing	92,758
Savings and money market accounts	85,549
Time	145,836

Total deposits	411,375
Other liabilities	8,382

Total liabilities	419,757

Shareholders’ equity:
Common stock, $10 par value; 300,000 shares authorized, 220,052 shares issued; 216,678 shares outstanding	2,167
Additional paid-in capital	537
Retained earnings	47,883
Accumulated other comprehensive income, net of income tax	12
Noncontrolling interest	11,356

Total shareholders’ equity	61,955

Total liabilities and shareholders’ equity	$481,712

See accompanying notes to consolidated financial statements.

FCB Corporation

Unaudited Consolidated Statements of Income

(Dollars in thousands, except share data)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
Interest income:
Loans, including fees	$4,831	$4,846
Securities:
Taxable	310	352
Tax-exempt	91	76
Restricted equity securities	3	14
Interest-bearing deposits in financial institutions	210	179

Total interest income	5,445	5,467

Interest expense:
Interest-bearing deposits	46	54
Savings and money market accounts	65	73
Time deposits	658	538

Total interest expense	769	665

Net interest income	4,676	4,802
Provision for loan losses	193	102

Net interest income after provision for loan losses	4,483	4,700

Noninterest income:
Treasury management and other deposit service charges	297	287
Interchange and debit card transaction fees	126	142
Other noninterest income	125	405

Total noninterest income	548	834

Noninterest expense:
Salaries and employee benefits	1,724	1,817
Data processing and software	230	205
Professional fees	350	181
Occupancy	229	241
Equipment	283	295
Regulatory fees	42	68
Other operating	489	479

Total noninterest expense	3,347	3,286

Income before income taxes	1,684	2,248
Income tax expense	514	610

Net income before noncontrolling interest	1,170	1,638
Noncontrolling interest	(223)	(346)

Net income	$947	$1,292

Per share information:
Basic net income per share of common stock	$4.37	$5.96

Diluted net income per share of common stock	$4.37	$5.96

Weighted average shares outstanding:
Basic	216,678	216,678

Diluted	216,678	216,678

See accompanying notes to consolidated financial statements.

FCB Corporation

Unaudited Consolidated Statements of Comprehensive Income

(Dollars in thousands)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
Net income	$947	$1,292
Other comprehensive income (loss):
Unrealized gains (losses) on securities available-for-sale:
Unrealized holding gains (losses) arising during the period	(324)	721
Reclassification adjustment for gains included in net income	(9)	(9)
Tax effect	87	(186)

Other comprehensive income (loss)	(246)	526

Comprehensive income before noncontrolling interest	701	1,818
Noncontrolling interest	223	346

Comprehensive income	$924	$2,164

See accompanying notes to consolidated financial statements.

FCB Corporation

Unaudited Consolidated Statement of Changes in Shareholders’ Equity

(Dollars in thousands, except share data)

For the Three Months Ended March 31, 2020

	Common stock, voting (shares)	Common stock, voting (amount)	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Noncontrolling interest	Total shareholders’ equity
Balance December 31, 2019	216,678	$2,167	$537	$46,936	$52	$11,339	$61,031
Net income	—	—	—	947	—	223	1,170
Other comprehensive loss	—	—	—	—	(40)	(206)	(246)

Balance March 31, 2020	216,678	$2,167	$537	$47,883	$12	$11,356	$61,955

See accompanying notes to consolidated financial statements.

FCB Corporation

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$947	$1,292
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	193	102
Depreciation and amortization	126	135
Securities (gains) losses, net	(9)	(9)
Net gain on sale of other real estate owned	(2)	(62)
Noncontrolling interest	223	346
Net (increase) decrease in accrued interest receivable and other assets	(4,224)	(4,946)
Net increase (decrease) in accrued interest payable and other liabilities	3,745	3,396

Net cash provided by operating activities	999	254

Cash flows from investing activities:
Activities in securities available-for-sale:
Purchases	(38,323)	(14,373)
Sales	—	2,898
Maturities, prepayments and calls	30,685	3,926
Activities in securities held-to-maturity:
Maturities, prepayments and calls	2,999	7,998
Activities in certificates of deposits with other banks:
Purchases	(2,239)	—
Maturities	1,233	604
Net decrease in loans	5,272	2,990
Proceeds from sale of other real estate	110	201
Purchase of premises and equipment	(18)	(49)

Net cash provided by (used in) investing activities	(281)	4,195

Cash flows from financing activities:
Net increase in deposits	13,805	15,216

Net cash provided by financing activities	13,805	15,216

Net increase in cash and cash equivalents	14,523	19,665
Cash and cash equivalents at beginning of period	39,562	20,925

Cash and cash equivalents at end of period	$54,085	$40,590

Supplemental disclosures of cash paid:
Interest paid	$2,002	$1,544
Income taxes	481	431

See accompanying notes to consolidated financial statements.

FCB Corporation

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements as of and for the period ended March 31, 2020 include FCB Corporation, its wholly owned subsidiary, First National Bank, and its 50.56% owned subsidiary, The Bank of Waynesboro (the “Banks”, together referred to as the “Company”). Significant intercompany transactions and accounts are eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X as promulgated by the SEC. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the financial condition and results of operations for the periods presented have been included. Operating results for the three months ended March 31, 2020, are not necessarily indicative of the results that may be expected for the full year or in any other period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses (“ALL”) and the valuation of the investment portfolio. There have been no significant changes to the Company’s critical accounting policies as disclosed in the Company’s Annual Report for the year ended December 31, 2019.

Subsequent Events

Accounting Standards Codification (“ASC”) 855, Subsequent Events, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The Company evaluated all events or transactions that occurred after March 31, 2020 through the date of the issued financial statements.

NOTE 2 – LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the loan portfolio as of March 31, 2020 follows (dollars in thousands):

Commercial real estate	$87,475
Consumer real estate	115,543
Construction and land development	50,588
Commercial and industrial	31,743
Consumer	23,477
Other	7,440

Total	316,266
Allowance for loan losses	(4,384)

Total loans, net	$311,882

The following tables detail the changes in the ALL for the three months ended March 31, 2020 (dollars in thousands):

	Commercial real estate	Consumer real estate	Construction and land development	Commercial and industrial	Consumer	Other	Total
Balance, beginning of period	$1,062	$1,396	$777	$412	$330	$237	$4,214
Charged-off loans	—	(10)	—	(2)	(10)	(15)	(37)
Recoveries	—	—	—	1	9	4	14
Provision for loan losses	43	66	31	18	14	21	193

Balance, end of period	$1,105	$1,452	$808	$429	$343	$247	$4,384

A breakdown of the ALL and the loan portfolio by loan category at March 31, 2020 follows (dollars in thousands):

	Commercial real estate	Consumer real estate	Construction and land development	Commercial and industrial	Consumer	Other	Total
Allowance for Loan Losses:
Collectively evaluated for impairment	$1,105	$1,452	$808	$429	$343	$247	$4,384
Individually evaluated for impairment	—	—	—	—	—	—	—

Balances, end of period	$1,105	$1,452	$808	$429	$343	$247	$4,384

Loans:
Collectively evaluated for impairment	$87,281	$114,743	$50,588	$31,442	$23,198	$7,440	$314,692
Individually evaluated for impairment	194	800	—	301	279	—	1,574

Balances, end of period	$87,475	$115,543	$50,588	$31,743	$23,477	$7,440	$316,266

The following table presents the Company’s impaired loans that were evaluated for specific loss allowance as of March 31, 2020 (dollars in thousands):

	Recorded investment	Unpaid principal balance	Related allowance
With no related allowance recorded:
Commercial real estate	$194	$194	$—
Consumer real estate	800	800	—
Construction and land development	—	—	—
Commercial and industrial	301	301	—
Consumer	279	279	—
Other	—	—	—

Subtotal	1,574	1,574	—

With an allowance recorded:
Commercial real estate	—	—	—
Consumer real estate	—	—	—
Construction and land development	—	—	—
Commercial and industrial	—	—	—
Consumer	—	—	—
Other	—	—	—

Subtotal	—	—	—

Total	$1,574	$1,574	$—

The following table presents the recorded investment in non-accrual loans, past due loans over 89 days outstanding and accruing and troubled debt restructurings (“TDR”) by class of loans as of March 31, 2020 (dollars in thousands):

	Non-Accrual	Past Due Over 89 Days and Accruing	Troubled Debt Restructurings
Commercial real estate	$194	$—	$—
Consumer real estate	800	99	—
Construction and land development	—	—	—
Commercial and industrial	301	16	—
Consumer	279	49	—
Other	—	—	—

Total	$1,574	$164	$—

NOTE 3 – EARNINGS PER SHARE

The following is a summary of the basic and diluted earnings per share calculation for the three months ended March 31, 2020 and 2019 (dollars in thousands, except share data):

	Three Months Ended March 31,
	2020	2019
Basic net income per share calculation:
Numerator – Net income	$947	$1,292
Denominator – Average common shares outstanding	216,678	216,678

Basic net income per share	$4.37	$5.96

Diluted net income per share calculation:
Numerator – Net income	$947	$1,292
Denominator – Average common shares outstanding	216,678	216,678
Dilutive shares contingently issuable	—	—

Average diluted common shares outstanding	216,678	216,678

Diluted net income per share	$4.37	$5.96

NOTE 4 – SUBSEQUENT EVENT

On July 1, 2020, pursuant to the Agreement and Plan of Merger, dated as of January 23, 2020 (the “FCB Merger Agreement”), by and between CapStar Financial Holdings, Inc., a Tennessee corporation (“CapStar”), and FCB Corporation, a Tennessee corporation (“FCB”), FCB was merged with and into CapStar, with CapStar continuing as the surviving entity (the “FCB Merger”). Immediately following the FCB Merger, The First National Bank of Manchester, a national banking association, a wholly owned subsidiary of FCB, merged with and into CapStar Bank, a wholly owned subsidiary of CapStar (the “Bank Merger”), with CapStar Bank continuing as the surviving entity in the Bank Merger.

Effective July 1, 2020, following the FCB Merger, pursuant to the Plan of Bank Merger, dated as of January 23, 2020 (the “BOW Merger Agreement,” and together with the FCB Merger Agreement, the “Merger Agreements”), by and among CapStar, CapStar Bank and The Bank of Waynesboro, a Tennessee chartered bank (“BOW”), BOW was merged with and into CapStar Bank, with CapStar Bank continuing as the surviving entity (the “BOW Merger,” and together with the FCB Merger, the “Mergers”). Prior to the FCB Merger, FCB owned 50.56% of the issued and outstanding shares of common stock, par value $10.00 per share, of BOW (“BOW Common Stock”); other shareholders owned the remaining 49.44% of the issued and outstanding shares of BOW Common Stock.

On the terms and subject to the conditions set forth in the FCB Merger Agreement, at the effective time of the FCB Merger, holders of common stock (the “FCB Common Stock”), par value $10.00 per share, of FCB collectively had the right to receive, without interest, 2,969,418 shares of common stock, par value $1.00 per share, of CapStar (“CapStar Common Stock”), with cash (without interest) in lieu of fractional shares, and $22,182,262.97 in cash, without interest.

On the terms and subject to the conditions set forth in the BOW Merger Agreement, at the effective time of the BOW Merger, holders of BOW Common Stock other than CapStar (such shareholders, the “BOW Minority Shareholders”), collectively had the right to receive, without interest, 664,800 shares of CapStar Common Stock, with cash (without interest) in lieu of fractional shares, and $5,096,990.31 in cash, without interest. Each share of BOW Common Stock held by CapStar will be converted into the number of shares of CapStar Common Stock equal in value to the per share merger consideration received by the BOW Minority Shareholders.

Total acquisition consideration resulting from the Mergers amounted to approximately $70.9 million.

The foregoing description of the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreements, copies of which were attached as Exhibits 2.1 and 2.2 to CapStar’s Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2020 and the terms of which are incorporated herein by reference.